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					  EXHIBIT 99.3

Press Release

FOR IMMEDIATE RELEASE

Micros-To-Mainframes, Inc. Acquires 100% of Pivot Technologies,
Inc. (www.pivottech.com)
   MTM can now provide:
  *Internet driven Remote Systems Management
  *Virtual Private Network (VPN) Internet based Network
   Management
  *National & International Network Management Capabilities
  *Management of Internet server forms, pops, and communication links

Valley Cottage, NY - June 4, 1999 -- Micros-To-Mainframes, Inc. ("MTM") (NASDAQ:MTMC), a single source provider of advanced technology solutions, including design and consulting services, communications services and products, Internet/Intranet development services, and network management services, today announced that it has acquired 100% of Pivot Technologies, Inc., as of June 2, 1999. Previously MTM had owned 33.4%, but was able to negotiate the purchase of the remaining shares of Pivot.

Pivot Technologies, Inc has developed a proprietary network and systems management solution and provides remote service management to corporate clients. The clients can range from small business to the Fortune 500. Presently, Pivot manages local, wide area, and private virtual networks for national and international companies. The Internet is key to the reporting methods of Pivot's technology.

Steven Rothman, President and CEO, stated, "Pivot Technologies, Inc. is strategic to our business plan. Pivot's founders have signed long term agreements to remain with the company. This management team has many years of experience in technology and were responsible for developing and managing the enterprise corporate network and systems for a Fortune 100 company, with one of the world's largest computer networks."

Tony Travaglini will remain President of the Pivot subsidiary and will aggressively grow the professional services, including, network and systems management, security, network engineering, consulting, and Internet related services for the entire MTM organization. Tony Travaglini stated, "We are extremely enthusiastic about this merger. Our business plan calls for us to expand our professional service offerings by year-end, this merger will enable us to accelerate those plans. This will allow us to bring additional services to market all that much sooner. We look forward to a strategy of rolling out our expansive services to corporate America on a national and international level."

Micros-To-Mainframes is a premier provider of network analysis & diagnostics, management, architecture, design, implementation and support services serving the New York Tri-State area since 1986. Micros-To-Mainframes' practices in Network Analysis, Network & Systems Management, Internet Services, IT Consulting, Data & Network Security, Network Infrastructure Engineering, Integrated Communications, and Enterprise LifeCycle Managed Services create a comprehensive computer and communication services suite. The Company maintains sales, technology labs, help desk, network management operation centers, training and service facilities in Valley Cottage, New York, New York City, and Connecticut. Micros-To-Mainframes is an authorized reseller of Intel Corp (NASDAQ:INTC), IBM (NYSE:IBM), Dell Computer (NASDAQ:DELL), Compaq Computer (NYSE:CPQ), Hewlett Packard (NYSE:HWP), Cisco Systems (NASDAQ:CSCO), Citrix (NASDAQ:CTXS), Axent Technologies (NASDAQ:AXNT), Microsoft (NASDAQ:MSFT), PSINet ((NASDAQ:PSIX), and Novell (NASDAQ:NOVL). For more information visit our web sites at www.mtm.com, www.orderpc.com, and www.pivottech.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, and other risks described in the Company's Securities and Exchange Commission filings.

CONTACT: Steven H. Rothman
Micros-to-Mainframes, Inc.
Phone:  (914) 268-5000
Fax:    (914) 267-3785
Email:  stever@mtm.com